Exhibit 99.1

Republic Bancorp, Inc. Reports 29% Year-Over-Year Increase in First Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 21, 2016--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report first quarter net income of $17.7 million, a 29% increase over the first quarter of 2015, resulting in Diluted Earnings per Class A Common Share of $0.85. Return on average assets (“ROA”) and return on average equity (“ROE”) were 1.60% and 12.07%, respectively, for the first quarter of 2016.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “I am excited to say that after coming off a very successful year in 2015, the story for the first quarter of 2016 continues to be positive and consistent with our solid 2015 results in several areas. On the income statement, net income once again grew nicely during the first quarter in both our Core and non-traditional business segments, thanks to solid top-line revenue growth. On the balance sheet, credit quality remained solid as our Core Bank delinquent loans to total loans ratio finished the first quarter of 2016 at 0.25%. In addition, deposit growth at the Core Bank remained strong, growing $147 million for the quarter, continuing our momentum from 2015. These continued positive trends on the income statement and balance sheet give me considerable optimism for 2016.”

The following table highlights Republic’s financial performance for the first quarter of 2016 compared to the same period in 2015:

	Three Months Ended		%
(dollars in thousands, except per share data)	Mar. 31, 2016	Mar. 31, 2015	Change

Income Before Income Tax Expense	$26,628	$20,749	28%
Net Income	$17,735	$13,788	29%
Diluted Earnings per Class A Share	$0.85	$0.66	29%
Return on Average Assets	1.60%	1.40%	14%
Return on Average Equity	12.07%	9.72%	24%

Results of Operations for the First Quarter of 2016 Compared to the First Quarter of 2015

Core Bank(1) – Net income from Core Banking was $8.1 million for the first quarter of 2016, an increase of $1.5 million, or 22%, from the first quarter of 2015. The increase in net income for the first quarter of 2016 was driven primarily by higher net interest income and higher interchange revenue combined with a continued modest provision for loan and lease losses.

Net interest income at the Core Bank increased to $31.3 million during the first quarter of 2016, a $2.9 million, or 10%, increase over the first quarter of 2015. The increase in net interest income was primarily the result of the $229 million, or 8%, year-over-year increase in the Core Bank’s average loans outstanding. The strong growth in average loans outstanding more than offset the negative impact to the Core Bank’s net interest income resulting from a decrease of five basis points to its net interest margin from the first quarter of 2015 to the first quarter of 2016.

The overall change in the Core Bank’s period-end and average loan balances by origination channel is presented below:

				Average	Average
	Ending	Ending		Quarterly	Quarterly
(dollars in thousands)	Balance	Balance	$	Balance	Balance	$
Origination Channel	Mar. 31, 2016	Dec. 31, 2015	Change	Mar. 31, 2016	Mar. 31, 2015	Change

Warehouse Lending	$393,986	$386,729	$7,257	$292,574	$281,005	$11,569
Correspondent Lending	242,902	249,344	(6,442)	247,862	232,393	15,469
2012-FDIC Acquired Loans	22,383	24,520	(2,137)	23,699	38,797	(15,098)
Traditional Network	2,677,360	2,658,711	18,649	2,678,984	2,462,114	216,870
Total Core Bank Loans	$3,336,631	$3,319,304	$17,327	$3,243,119	$3,014,309	$228,810

Strong loan growth in the Core Bank’s Traditional Network throughout 2015 was the primary driver to the Core Bank’s overall increase in average loans from the first quarter of 2015 to the first quarter of 2016. The Traditional Network’s growth in average loans was particularly strong in its Home Equity Lines of Credit (“HELOCs”), as well as its Commercial Real Estate (“CRE”) and Commercial & Industrial (“C&I”) portfolios, which increased $46 million, $71 million and $55 million, respectively. Year-over-year growth in HELOCs was driven primarily by a successful marketing campaign for its promotional product, while growth in the commercial-related categories was primarily driven by a strong production year from the Core Bank’s Commercial and Corporate Banking Department.

Within the Warehouse Lending (“Warehouse”) segment, net interest income remained solid when compared to the first quarter of 2015, as usage of Warehouse lines of credit continued to be relatively high among the Core Bank’s clients during the quarter. Average Warehouse balances for the first quarter of 2016 were $293 million, a $12 million increase from a strong first quarter of 2015. The yield for Warehouse lines of credit during the first quarter of 2016 increased 16 basis points from the same period in 2015, as a favorable variance resulting from an increase in short-term interest rates was partially offset by a negative variance from competitive pricing pressures.

Net interest income at the Core Bank also continued to receive a solid contribution from the Company’s 2012 FDIC-assisted transactions. Net interest income from these transactions during the first quarter of 2016 was $1.1 million compared to $598,000 during the first quarter of 2015. Overall, accretion income from the 2012 FDIC-assisted transactions contributed seven basis points and one basis point to the Core Bank’s net interest margin during these periods.

The Core Bank’s provision for loan and lease losses remained favorably low for the first quarter of 2016. Provision expense for the first quarters of 2016 and 2015 primarily represented an increase in general loss reserves, driven by the growth in the Core Bank’s loan portfolio. The table below illustrates the Core Bank’s well-regarded credit quality ratios for the most recent quarter end and the previous three calendar year ends:

	As of and for the periods ending:

Core Banking Credit Quality Ratios	Mar. 31, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013

Nonperforming loans / Total loans	0.60%	0.66%	0.78%	0.81%

Nonperforming assets / Total loans (including OREO)	0.63%	0.70%	1.15%	1.47%

Delinquent loans / Total loans	0.25%	0.35%	0.52%	0.63%

Net loan charge-offs / Average loans	0.04%	0.05%	0.08%	0.18%
(Annualized as of 3/31/16)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $7.5 million during the first quarter of 2016 compared to $6.8 million for the first quarter of 2015. Impacting the Core Bank’s noninterest income comparisons between the first quarters of 2016 and 2015 were the following:

  Interchange fees increased $442,000, with debit card interchange increasing $324,000 and credit card interchange increasing $118,000 between the two periods. Drivers of these increases were as follows:
    The higher revenue for debit-related transactions was primarily the result of growth in retail checking accounts and an increase in customer use of signature-based transactions. Management attributes the increased use of signature-based transactions generally to the Bank’s new chip-enabled debit cards, which offer enhanced security over traditional magstripe-only cards.
    The higher revenue for credit-related transactions was primarily due to an increase in purchasing transactions resulting from activity in the Bank’s small business and purchasing cards, which the Bank has promoted heavily over the previous twelve months.
  Net gains (losses) on other real estate owned (“OREO”) improved $367,000, as the Bank’s OREO portfolio declined over $5 million from March 31, 2015.

Core Bank noninterest expenses increased $1.5 million, or 6%, from the first quarter of 2015 to the same period in 2016. The increase was primarily due to higher salary expense as the Core Bank added 63 additional full-time equivalent employees over the previous 12 months.

Republic Processing Group (“RPG”) – The RPG segment reported net income of $9.7 million for the first quarter of 2016 compared to $7.2 million for the same period in 2015. The higher first quarter 2016 net income was primarily the result of an 11% increase in net Refund Transfer (“RT”) revenue resulting from a correspondingly solid increase in RT volume. The increase in RT revenue was further complemented by net revenues generated from the Easy Advance (“EA”) product, which was a new product offering for the first quarter of 2016. Interest income on EAs was $5.2 million for the first quarter of 2016 and was partially offset by a $3.6 million estimated provision for loan losses. The estimated loan loss provision for EAs equated to 2.90% of total EA originations for the quarter.

(For additional information on the product features of the EA, see Part I, Item 1. titled “Business” in the Company’s Form 10K filed with the Securities and Exchange Commission on March 11, 2016.)

The Tax Refund Solutions (“TRS”) division of RPG accounts for the majority of RPG’s annualized revenues and expenses. TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

Conclusion

“Looking ahead to the remainder of 2016, we have reason for great optimism, given the success of our first quarter and the potential of the many initiatives that we have going at this time in both our Core Bank and our non-traditional RPG business lines. Within our Core Bank, our completion of the acquisition and integration of Cornerstone Bank in St. Petersburg, Florida, remains our number one focus. Republic is prepared to complete the legal acquisition of Cornerstone during the second quarter of 2016, pending final regulatory approval, with our systems integration planned for mid-July. In addition to the Cornerstone acquisition, we also have plans to roll out a separately-branded, completely digital banking platform by the third quarter of 2016, as well. With clients placing more and more value on the digital delivery of their banking products and services, we want to become a major player in the digital banking space to further complement our brick-and-mortar strategy.

"Within our RPG business lines, we are in the very early stages of three new pilot programs. While not all pilot programs will ultimately prove to be successful, I am excited about the breadth of opportunities our programs present and the ability they give us to diversify our revenue streams and our client base, as we seek to consistently become one of the highest performing financial institutions in the country,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 40 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Florida – Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.2 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement, changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the ability to close on future acquisitions, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the actual timing, magnitude and frequency of interest rate changes, as well as the actual changes in market conditions and the application and timing of various management strategies as compared to those projected in our interest rate model. Additionally, actual results could differ materially from the interest rate model if interest rates do not move equally across all points on the yield curve and based upon other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015
Assets:
Cash and cash equivalents	$198,172	$210,082	$136,349
Investment securities	556,605	555,785	508,719
Loans held for sale	8,129	4,597	12,748
Loans	3,351,969	3,326,610	3,155,436
Allowance for loan and lease losses	(31,475)	(27,491)	(24,631)
Loans, net	3,320,494	3,299,119	3,130,805
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208
Premises and equipment, net	29,125	29,921	31,817
Premises, held for sale	1,152	1,185	1,284
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	1,280	1,220	6,736
Bank owned life insurance ("BOLI")	53,156	52,817	51,764
Other assets and accrued interest receivable	40,276	37,187	33,589
Total assets	$4,246,765	$4,230,289	$3,952,187

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$800,946	$634,863	$666,166
Interest-bearing	1,935,700	1,852,614	1,714,051
Total deposits	2,736,646	2,487,477	2,380,217

Securities sold under agreements to repurchase and other short-term borrowings	319,893	395,433	332,534
Federal Home Loan Bank advances	517,500	699,500	596,500
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	39,929	30,092	32,225
Total liabilities	3,655,208	3,653,742	3,382,716

Stockholders' equity	591,557	576,547	569,471
Total liabilities and Stockholders' equity	$4,246,765	$4,230,289	$3,952,187

Average Balance Sheet Data
	Three Months Ended Mar. 31,
	2016	2015
Assets:
Investment securities, including FHLB stock	$581,869	$524,883
Federal funds sold and other interest-earning deposits	298,250	142,172
Loans and fees, including loans held for sale	3,292,689	3,029,067
Total interest-earning assets	4,172,808	3,696,122
Total assets	4,436,843	3,944,527

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$916,691	$719,581
Interest-bearing deposits	1,903,721	1,635,979
Securities sold under agreements to repurchase and other short-term borrowings	407,698	391,421
Federal Home Loan Bank advances	552,082	567,934
Subordinated note	41,240	41,240
Total interest-bearing liabilities	2,904,741	2,636,574
Stockholders' equity	587,593	567,499

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2016	2015

Total interest income(2)	$44,015	$33,761
Total interest expense	4,581	4,739

Net interest income	39,434	29,022

Provision for loan and lease losses	5,186	185

Noninterest income:
Service charges on deposit accounts	3,140	3,039
Net refund transfer fees	17,078	15,335
Mortgage banking income	1,261	1,353
Interchange fee income	2,123	2,194
Republic Processing Group program fees	319	228
Net gains (losses) on OREO	248	(119)
Increase in cash surrender value of BOLI	339	349
Other	413	607
Total noninterest income	24,921	22,986

Noninterest expenses:
Salaries and employee benefits	17,083	15,277
Occupancy and equipment, net	5,419	5,201
Communication and transportation	1,073	1,046
Marketing and development	507	585
FDIC insurance expense	658	674
Bank franchise tax expense	2,451	2,401
Data processing	1,333	966
Interchange related expense	904	1,007
Supplies	449	361
OREO expense	80	219
Legal and professional fees	823	1,615
Other	1,761	1,722
Total noninterest expenses	32,541	31,074

Income before income tax expense	26,628	20,749
Income tax expense	8,893	6,961

Net income	$17,735	$13,788

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the
	Three Months Ended Mar. 31,
	2016	2015
Per Share Data:

Basic average shares outstanding	20,904	20,859
Diluted average shares outstanding	21,009	20,936

End of period shares outstanding:
Class A Common Stock	18,659	18,616
Class B Common Stock	2,245	2,245

Book value per share(3)	$28.30	$27.30
Tangible book value per share(3)	27.58	26.58

Earnings per share:
Basic earnings per Class A Common Stock	$0.86	$0.66
Basic earnings per Class B Common Stock	0.78	0.65
Diluted earnings per Class A Common Stock	0.85	0.66
Diluted earnings per Class B Common Stock	0.77	0.64

Cash dividends declared per share:
Class A Common Stock	$0.198	$0.187
Class B Common Stock	0.180	0.170

Performance Ratios:

Return on average assets	1.60%	1.40%
Return on average equity	12.07	9.72
Efficiency ratio(4)	51	60
Yield on average interest-earning assets	4.22	3.65
Cost of interest-bearing liabilities	0.63	0.72
Cost of deposits(5)	0.20	0.19
Net interest spread	3.59	2.93
Net interest margin - Total Company	3.78	3.14
Net interest margin - Core Bank(1)	3.12	3.17

Other Information:

End of period full-time equivalent employees	817	745
Number of banking centers	40	40

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the
	Three Months Ended Mar. 31,
	2016	2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$19,907	$24,423
Loans past due 90-days-or-more and still on accrual	-	572
Total nonperforming loans	19,907	24,995
OREO	1,280	6,736
Total nonperforming assets	$21,187	$31,731
Total delinquent loans	$8,657	$15,511

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.59%	0.79%
Nonperforming assets to total loans (including OREO)	0.63	1.00
Nonperforming assets to total assets	0.50	0.80
Allowance for loan and lease losses to total loans	0.94	0.78
Allowance for loan and lease losses to nonperforming loans	158	99
Delinquent loans to total loans(6)	0.26	0.49
Net charge-offs to average loans (annualized)	0.15	0.00

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.60%	0.79%
Nonperforming assets to total loans (including OREO)	0.63	1.00
Nonperforming assets to total assets	0.51	0.83
Allowance for loan and lease losses to total loans	0.78	0.78
Allowance for loan and lease losses to nonperforming loans	131	98
Delinquent loans to total loans(6)	0.25	0.49
Net charge-offs to average loans (annualized)	0.04	0.02

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Assets:
Cash and cash equivalents	$198,172	$210,082	$90,731	$92,766	$136,349
Investment securities	556,605	555,785	502,599	499,682	508,719
Loans held for sale	8,129	4,597	12,326	11,819	12,748
Loans	3,351,969	3,326,610	3,297,874	3,323,977	3,155,436
Allowance for loan and lease losses	(31,475)	(27,491)	(26,959)	(25,248)	(24,631)
Loans, net	3,320,494	3,299,119	3,270,915	3,298,729	3,130,805
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	29,125	29,921	29,877	31,092	31,817
Premises, held for sale	1,152	1,185	1,218	2,468	1,284
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	1,280	1,220	2,832	2,920	6,736
Bank owned life insurance	53,156	52,817	52,465	52,117	51,764
Other assets and accrued interest receivable	40,276	37,187	34,638	36,250	33,589
Total assets	$4,246,765	$4,230,289	$4,035,977	$4,066,219	$3,952,187

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$800,946	$634,863	$637,875	$598,572	$666,166
Interest-bearing	1,935,700	1,852,614	1,729,955	1,681,038	1,714,051
Total deposits	2,736,646	2,487,477	2,367,830	2,279,610	2,380,217

Securities sold under agreements to repurchase and other short-term borrowings	319,893	395,433	309,624	229,825	332,534
Federal Home Loan Bank advances	517,500	699,500	711,500	916,500	596,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	39,929	30,092	31,071	26,072	32,225
Total liabilities	3,655,208	3,653,742	3,461,265	3,493,247	3,382,716

Stockholders' equity	591,557	576,547	574,712	572,972	569,471
Total liabilities and Stockholders' equity	$4,246,765	$4,230,289	$4,035,977	$4,066,219	$3,952,187

Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Assets:
Investment securities, including FHLB stock	$581,869	$595,739	$533,956	$531,402	$524,883
Federal funds sold and other interest-earning deposits	298,250	71,480	30,633	32,300	142,172
Loans and fees, including loans held for sale	3,292,689	3,249,595	3,235,057	3,180,127	3,029,067
Total interest-earning assets	4,172,808	3,916,814	3,799,646	3,743,829	3,696,122
Total assets	4,436,843	4,088,016	3,971,501	3,925,312	3,944,527

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$916,691	$675,500	$609,641	$601,371	$719,581
Interest-bearing deposits	1,903,721	1,774,526	1,740,553	1,703,982	1,635,979
Securities sold under agreements to repurchase and other short-term borrowings	407,698	426,833	363,905	335,530	391,421
Federal Home Loan Bank advances	552,082	567,163	616,509	646,737	567,934
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,904,741	2,809,762	2,762,207	2,727,489	2,636,574
Stockholders' equity	587,593	578,573	577,185	575,653	567,499

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015

Total interest income(2)	$44,015	$36,842	$36,107	$35,722	$33,761
Total interest expense	4,581	4,376	4,683	4,664	4,739
Net interest income	39,434	32,466	31,424	31,058	29,022

Provision for loan and lease losses	5,186	2,074	2,233	904	185

Noninterest income:
Service charges on deposit accounts	3,140	3,330	3,399	3,247	3,039
Net refund transfer fees	17,078	49	97	1,907	15,335
Mortgage banking income	1,261	862	972	1,224	1,353
Interchange fee income	2,123	2,148	1,967	2,044	2,194
Republic Processing Group program fees	319	329	474	169	228
Gain on call of security available for sale	-	-	-	88	-
Net gains (losses) on OREO	248	(19)	(8)	(155)	(119)
Increase in cash surrender value of BOLI	339	353	348	353	349
Other	413	665	557	608	607
Total noninterest income	24,921	7,717	7,806	9,485	22,986

Noninterest expenses:
Salaries and employee benefits	17,083	13,194	15,297	14,323	15,277
Occupancy and equipment, net	5,419	5,129	5,217	5,142	5,201
Communication and transportation	1,073	984	951	771	1,046
Marketing and development	507	843	756	977	585
FDIC insurance expense	658	462	474	474	674
Bank franchise tax expense	2,451	640	846	847	2,401
Data processing	1,333	1,323	959	1,092	966
Interchange related expense	904	1,026	909	931	1,007
Supplies	449	292	229	219	361
OREO expense	80	250	146	120	219
Legal and professional fees	823	510	653	528	1,615
Other	1,761	2,194	1,801	1,741	1,722
Total noninterest expenses	32,541	26,847	28,238	27,165	31,074

Income before income tax expense	26,628	11,262	8,759	12,474	20,749
Income tax expense	8,893	3,844	3,119	4,154	6,961

Net income	$17,735	$7,418	$5,640	$8,320	$13,788

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Per Share Data:

Basic average shares outstanding	20,904	20,876	20,848	20,860	20,859
Diluted average shares outstanding	21,009	20,953	20,934	20,941	20,936

End of period shares outstanding:
Class A Common Stock	18,659	18,652	18,603	18,602	18,616
Class B Common Stock	2,245	2,245	2,245	2,245	2,245

Book value per share(3)	$28.30	$27.59	$27.57	$27.48	$27.30
Tangible book value per share(3)	27.58	26.87	26.84	26.76	26.58

Earnings per share:
Basic earnings per Class A Common Stock	$0.86	$0.36	$0.27	$0.40	$0.66
Basic earnings per Class B Common Stock	0.78	0.33	0.25	0.37	0.65
Diluted earnings per Class A Common Stock	0.85	0.36	0.27	0.40	0.66
Diluted earnings per Class B Common Stock	0.77	0.33	0.25	0.36	0.64

Cash dividends declared per share:
Class A Common Stock	$0.198	$0.198	$0.198	$0.198	$0.187
Class B Common Stock	0.180	0.180	0.180	0.180	0.170

Performance Ratios:

Return on average assets	1.60%	0.73%	0.57%	0.85%	1.40%
Return on average equity	12.07	5.13	3.91	5.78	9.72
Efficiency ratio(4)	51	67	72	67	60
Yield on average interest-earning assets	4.22	3.76	3.80	3.82	3.65
Cost of interest-bearing liabilities	0.63	0.62	0.68	0.68	0.72
Cost of deposits(5)	0.20	0.19	0.18	0.18	0.19
Net interest spread	3.59	3.14	3.12	3.14	2.93
Net interest margin - Total Company	3.78	3.32	3.31	3.32	3.14
Net interest margin - Core Bank(1)	3.12	3.17	3.29	3.31	3.17

Other Information:

End of period full-time equivalent employees	817	785	769	751	745
Number of banking centers	40	40	40	40	40

Republic Bancorp, Inc. Financial Information

First Quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$19,907	$21,712	$23,143	$24,624	$24,423
Loans past due 90-days-or-more and still on accrual	-	224	43	-	572
Total nonperforming loans	19,907	21,936	23,186	24,624	24,995
OREO	1,280	1,220	2,832	2,920	6,736
Total nonperforming assets	$21,187	$23,156	$26,018	$27,544	$31,731
Total delinquent loans	$8,657	$11,731	$11,996	$11,355	$15,511

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.59%	0.66%	0.70%	0.74%	0.79%
Nonperforming assets to total loans (including OREO)	0.63	0.70	0.79	0.83	1.00
Nonperforming assets to total assets	0.50	0.55	0.64	0.68	0.80
Allowance for loan and lease losses to total loans	0.94	0.83	0.82	0.76	0.78
Allowance for loan and lease losses to nonperforming loans	158	125	116	103	99
Delinquent loans to total loans(6)	0.26	0.35	0.36	0.34	0.49
Net charge-offs to average loans (annualized)	0.15	0.19	0.06	0.04	0.00

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.60%	0.66%	0.70%	0.74%	0.79%
Nonperforming assets to total loans (including OREO)	0.63	0.70	0.79	0.83	1.00
Nonperforming assets to total assets	0.51	0.55	0.65	0.68	0.83
Allowance for loan and lease losses to total loans	0.78	0.78	0.78	0.75	0.78
Allowance for loan and lease losses to nonperforming loans	131	117	111	102	98
Delinquent loans to total loans(6)	0.25	0.35	0.36	0.34	0.49
Net charge-offs to average loans (annualized)	0.04	0.10	0.05	0.04	0.02

Republic Bancorp, Inc. Financial Information
First Quarter 2016 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of March 31, 2016, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations are considered part of the Traditional Banking segment. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and primarily to clients outside of its market footprint via its Internet and Correspondent Lending delivery channels.	Loans, investments and deposits

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in its market footprint.	Loan sales and servicing

Republic Processing Group	The TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division offers general purpose reloadable cards. The RCS division offers short-term credit products. RPG products are primarily provided to clients outside of the Bank’s market footprint.	Refund transfers and loans

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2015 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information First Quarter 2016 Earnings Release (continued) Segment information for the three months ended March 31, 2016 and 2015 follows:

	Three Months Ended March 31, 2016
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$28,608	$2,655	$32	$31,295	$8,139	$39,434

Provision for loan and lease losses	480	18	-	498	4,688	5,186

Net refund transfer fees	-	-	-	-	17,078	17,078
Mortgage banking income	-	-	1,261	1,261	-	1,261
Republic Processing Group program fees	-	-	-	-	319	319
Other noninterest income	6,110	5	92	6,207	56	6,263
Total noninterest income	6,110	5	1,353	7,468	17,453	24,921

Total noninterest expenses	24,875	695	1,240	26,810	5,731	32,541

Income before income tax expense	9,363	1,947	145	11,455	15,173	26,628
Income tax expense	2,613	723	51	3,387	5,506	8,893
Net income	$6,750	$1,224	$94	$8,068	$9,667	$17,735

Segment end-of-period assets	$3,710,888	$393,532	$12,965	$4,117,385	$129,380	$4,246,765

Net interest margin	3.08%	3.63%	NM	3.12%	NM	3.78%

	Three Months Ended March 31, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$25,758	$2,541	$56	$28,355	$667	$29,022

Provision for loan and lease losses	116	259	-	375	(190)	185

Net refund transfer fees	-	-	-	-	15,335	15,335
Mortgage banking income	-	-	1,353	1,353	-	1,353
Republic Processing Group program fees	-	-	-	-	228	228
Other noninterest income	5,397	5	84	5,486	584	6,070
Total noninterest income	5,397	5	1,437	6,839	16,147	22,986

Total noninterest expenses	23,407	573	1,285	25,265	5,809	31,074

Income before income tax expense	7,632	1,714	208	9,554	11,195	20,749
Income tax expense	2,286	600	73	2,959	4,002	6,961
Net income	$5,346	$1,114	$135	$6,595	$7,193	$13,788

Segment end-of-period assets	$3,380,813	$422,652	$18,002	$3,821,467	$130,720	$3,952,187

Net interest margin	3.13%	3.62%	NM	3.17%	NM	3.14%

Republic Bancorp, Inc. Financial Information First Quarter 2016 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2)	The amount of loan fee income included in total interest income was $9.8 million and $1.8 million for the quarters ended March 31, 2016 and 2015.

The amount of loan fee income included in total interest income per quarter was as follows: $9.8 million (quarter ended March 31, 2016); $3.1 million (quarter ended December 31, 2015); $2.5 million (quarter ended September 30, 2015); $2.9 million (quarter ended June 30, 2015); and $1.8 million (quarter ended March 31, 2015).

(3)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible book value ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

		Quarterly Comparison
	(dollars in thousands, except per share data)	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
	Total stockholders' equity (a)	$591,557	$576,547	$574,712	$572,972	$569,471
	Less: Goodwill	10,168	10,168	10,168	10,168	10,168
	Less: Mortgage servicing rights	4,891	4,912	4,968	4,971	4,864
	Tangible stockholders' equity (c)	$576,498	$561,467	$559,576	$557,833	$554,439

	Total assets (b)	$4,246,765	$4,230,289	$4,035,977	$4,066,219	$3,952,187
	Less: Goodwill	10,168	10,168	10,168	10,168	10,168
	Less: Mortgage servicing rights	4,891	4,912	4,968	4,971	4,864
	Tangible assets (d)	$4,231,706	$4,215,209	$4,020,841	$4,051,080	$3,937,155

	Total stockholders' equity to total assets (a/b)	13.93%	13.63%	14.24%	14.09%	14.41%
	Tangible stockholders' equity to tangible assets (c/d)	13.62%	13.32%	13.92%	13.77%	14.08%

	Number of shares outstanding (e)	20,904	20,897	20,848	20,847	20,861

	Book value per share (a/e)	$28.30	$27.59	$27.57	$27.48	$27.30
	Tangible book value per share (c/e)	27.58	26.87	26.84	26.76	26.58

(4)

The efficiency ratio equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(5)	The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(6)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer